UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2012

SAN DIEGO GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of San Diego Gas & Electric Company was held on June 7, 2012.  At the Annual Meeting, shareholders:

(1)  elected for the ensuing year all four of the director nominees; and

(2)  by a majority of votes cast gave advisory approval of the company’s executive compensation as reported in the company’s information statement for the Annual Meeting.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Javade Chaudhri	116,583,358	0	0	0
Steven D. Davis	116,583,358	0	0	0
Joseph A. Householder	116,583,358	0	0	0
Jessie J. Knight, Jr.	116,583,358	0	0	0

Proposal 2: Advisory Approval of our Executive Compensation

Votes
Votes For	116,583,358
Votes Against	0
Abstentions	0
Broker Non-Vote	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY

(Registrant)

Date: June 8, 2012	By: /s/ Robert M. Schlax
Robert M. Schlax Vice President, Controller and Chief Financial Officer